As filed with the U.S. Securities and Exchange Commission on December 10, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Senior Connect Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	6770	85-2816458
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7114 East Stetson Drive, Suite 400

Scottsdale, AZ 85251

(480) 948-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard T. Burke

Chief Executive Officer and Chairman

7114 East Stetson Drive, Suite 400

Scottsdale, AZ 85251

(480) 948-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200	Frank Lopez Jonathan Ko Paul Hastings LLP 515 South Flower Street Twenty-Fifth Floor Los Angeles, CA 90071 Tel: (213) 683-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-250932)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(6)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant (2)(3)	6,900,000 Units	$10.00	$69,000,000	$7,527.90
Shares of Class A common stock included as part of the units(4)	6,900,000 Shares	—	—	—	(5)
Redeemable warrants included as part of the units(4)	3,450,000 Warrants	—	—	—	(5)
Total			$69,000,000	$7,527.90

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include securities that the Registrant previously registered on its Registration on Form S-1 (File No. 333-250932).
(3)	Includes 900,000 units, consisting of 900,000 shares of Class A common stock and 450,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	No fee pursuant to Rule 457(g).
(6)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $345,000,000 on its Registration Statement on Form S-1 (File No. 333-250932), which was declared effective by the U.S. Securities and Exchange Commission on December 10, 2020. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $69,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 6,900,000 additional units of Senior Connect Acquisition Corp. I, a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1, including 900,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-250932) (the “Prior Registration Statement”), initially filed by the Registrant on November 24, 2020 and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on December 10, 2020. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 11, 2020), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 11, 2020.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-250932) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of White & Case LLP, counsel to the Registrant.
23.1	Consent of Marcum LLP.
23.2	Consent of White & Case LLP (included on Exhibit 5.1).
24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-250932) filed on November 24, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, Arizona on the 10th day of December, 2020.

SENIOR CONNECT ACQUISITION CORP. I

By:	/s/ Richard T. Burke
Richard T. Burke
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Richard T. Burke	Chief Executive Officer and Chairman	December 10, 2020
Richard T. Burke	(Principal Executive Officer)

/s/ Isaac Applbaum	President and Director	December 10, 2020
Isaac Applbaum

/s/ Ryan Burke	Chief Financial Officer and Director	December 10, 2020
Ryan Burke	(Principal Financial and Accounting Officer)

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